UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	June 10, 2011

SAN DIEGO GAS & ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-3779	95-1184800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8326 CENTURY PARK COURT, SAN DIEGO, CA	92123
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Shareholders of San Diego Gas & Electric Company was held on June 10, 2011. At the Annual Meeting, shareholders:

(1)

elected for the ensuing year all four of the director nominees;

(2)

adopted by a majority of votes cast an advisory vote approving the company’s executive compensation as reported in the company’s information statement for the Annual Meeting; and

(3)

adopted by a majority of votes cast an advisory vote that the company should conduct future advisory votes on executive compensation every year.

Below are the final voting results.

Proposal 1: Election of Directors

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Javade Chaudhri	116,583,358	0	0	0
Joseph A. Householder	116,583,358	0	0	0
Jessie J. Knight, Jr.	116,583,358	0	0	0
Mark A. Snell	116,583,358	0	0	0

Proposal 2: Advisory Vote on Executive Compensation

Votes
Votes For	116,583,358
Votes Against	0
Abstentions	0
Broker Non-Vote	0

Proposal 3: Advisory Vote on the Frequency of Advisory Votes on Executive Compensation

Votes
Votes For Every Year	116,583,358
Votes For Every Two Years	0
Votes For Every Three Years	0
Abstentions	0
Broker Non-Vote	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SAN DIEGO GAS & ELECTRIC COMPANY
(Registrant)

Date: June 15, 2011	By: /s/ Robert M. Schlax
Robert M. Schlax Vice President, Controller and Chief Financial Officer